CNL Strategic Capital, LLC S-1

Exhibit 23.7

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Form S-1 Registration Statement of our report dated March 25, 2020, relating to the consolidated financial statements of Roundtable Equity Holdings LLC and Subsidiary, which appears in the Annual Report on Form 10-K of CNL Strategic Capital, LLC for the year ended December 31, 2019, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Citrin Cooperman & Company, LLP

Philadelphia, Pennsylvania

February 19, 2021